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                                                                    EXHIBIT 99.2

Conolog Announces the Sale, in a Private Placement, of a $250,000 Principal Amount Convertible Debenture
Tuesday January 31, 8:00 am ET

-- Convertible into the Company's Common Stock at $1.25 Per Share--

SOMERVILLE, N.J., Jan. 31 /PRNewswire-FirstCall/ -- Conolog Corporation (Nasdaq:
CNLG - News), (the Company) previously announced that it sold, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, an aggregate of $1,000,000, principal amount, of convertible debentures and warrants to purchase an aggregate of 800,000 shares of the Company's common stock. The sale of the Debentures was part of a private placement to certain accredited investors (the "Debenture Offering"). As part of the Debenture Offering, the Company announced today that the sale of an additional $250,000, principal amount, Convertible Debenture was completed on January 27, 2006. From this sale, the Company received net proceeds of $225,000, before deducting its attorneys' fees and other miscellaneous fees related to the private placement.

The Convertible Debenture, subject to stockholder approval if required by any applicable Nasdaq rule, is convertible into an aggregate of 200,000 shares of the Company's common stock at a conversion price of $1.25 per share. The investor has also received a warrant to purchase an aggregate of 200,000 shares of the Company's common stock at an exercise price of $.9579 per share, exercisable beginning at any time on the sooner of July 18, 2006 or the date the Company's stockholders approve the issuance of the Company's common stock issuable on conversion of the Convertible Debenture (if such approval is required by the applicable rules of the Nasdaq) through the fifth anniversary of the issuance.

First Montauk Securities Corp. acted as the selling agent in the Debenture Offering. The Company paid First Montauk Securities Corp. 10% of the principal amount of the convertible debentures sold in the Debenture Offering and issued First Montauk Securities Corp. warrant(s) to acquire 200,000 shares of the Company's common stock (20% of the aggregate number of shares of the Company's common stock that the subscribers would receive if they, immediately after the closing of the sale of the debentures, converted the entire principal amount of their debentures) on the same terms and conditions as the warrants issued to the Subscribers. On January 26, 2006 and immediately after the completion of the sale of the Convertible Debenture, there were 7,417,854 shares of the Company's common stock issued and outstanding. The securities sold to the investor have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold within the United States absent registration or an available exemption from such registration requirements. Pursuant to the subscription agreement and the selling agent agreement, the Company is obligated to file a registration statement with the Securities and Exchange Commission to register the resale of the common stock issuable upon conversion of the Convertible Debenture and the common stock issuable upon exercise of the warrants under the Securities Act.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Contact: Conolog Corporation: Robert Benou, Chairman, 908/722-8081; National Financial Network, Geoffrey Eiten, Investor Relations; 781/444-6100, ext. 613 or email geiten@nfnonline.com, or visit http://www.conolog.com

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of Conolog's products, increased levels of competition, new products introduced by competitors, and other risks detailed from time to time in Conolog's periodic reports filed with the Securities and Exchange Commission.